Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm, Reports to Shareholders and Financial Statements” in the Statements of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 84 to the Registration Statement of the Deutsche DWS State Tax-Free Income Series (formerly Deutsche State Tax-Free Income Series) (Form N-1A, No. 002-81549) of our reports dated October 24, 2018 on the financial statements and financial highlights of DWS California Tax-Free Income Fund (formerly Deutsche California Tax-Free Income Fund) and DWS New York Tax-Free Income Fund (formerly Deutsche New York Tax-Free Income Fund) (two of the Funds constituting Deutsche DWS State Tax-Free Income Series), included in each Fund’s Annual Report for the fiscal year ended August 31, 2018.

/s/ Ernst & Young LLP

Boston, Massachusetts

November 26, 2018